EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder’s of Specialty Microwave Corporation:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Specialty Microwave Corporation (“the Company”) as of November 30, 2018 and 2017, the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended November 30, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended November 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2019.

Salt Lake City, UT

September 5, 2019

F-1

Specialty Microwave Corporation

Balance Sheets

	November 30, 2018	November 30, 2017
Assets
Current Assets
Cash and cash equivalents	$977,896	$840,648
Accounts receivable	123,410	251,088
Inventory, net	204,766	103,318
Prepaid expenses	4,847	5,076
Total Current Assets	1,310,919	1,200,130
Property and equipment, net	17,812	25,539
Other assets	2,094	2,094

Total Assets	$1,330,825	$1,227,763

Liabilities and Stockholders' Equitv
Current Liabilities
Accounts payable	$79,345	$34,034
Accrued expenses	66,365	90,798
Total Current Liabilities	145,710	124,832
Total Liabilities	145,710	124,832

Commitments and Contingencies
Stockholders' Equity
Common Stock, 200 no par value shares authorized, 100 shares issued and outstanding, respectively	$2,000	$2,000
Retained Earnings	1,183,115	1,100,931
Total Stockholders' Equity	1,185,115	1,102,931

Total Liabilities and Stockholders' Equity	$1,330,825	$1,227,763

See accompanying notes to the financial statements

F-2

Specialty Microwave Corporation

Statements of Operations

For The Years Ended November 30, 2018 and 2017

	2018	2017
Revenue	$1,408,471	$1,168,990

Cost of goods sold	919,601	894,061

Gross Profit	488,870	274,929

General and administrative expense	272,529	299,078

Income (Loss) From Operations	216,341	(24,149)

Other Income (Expense)

Interest income	9,343	4,558

Income (Loss) Before Income Taxes	225,684	(19,591)

Provision for Income Taxes	-	-

Net Income (Loss)	$225,684	$(19,591)

Net Income Per Share:

Basic and Diluted	$2,256.84	$(195.91)

Weighted Average Shares Outstanding:

Basic and Diluted	100	100

See accompanying notes to the financial statements

F-3

Specialty Microwave Corporation

Statements of Stockholders' Equity

For The Years Ended November 30, 2018 and 2017

	Common Stock			Total
	Number of Shares	No Par Value Amount	Retained Earnings	Stockholders' Equity
Balance, November 30, 2016	100	$2,000	$1,299,243	$1,301,243

Stockholders' distribution			(178,721)	(178,721)

Net loss for the year ended November 30, 2017			(19,591)	(19,591)

Balance, November 30, 2017	100	2,000	1,100,931	1,102,931

Stockholders' distribution			(143,500)	(143,500)

Net income for the year ended November 30, 2018			225,684	225,684

Balance, November 30, 2018	100	$2,000	$1,183,115	$1,185,115

See accompanying notes to the financial statements

F-4

Specialty Microwave Corporation

Statements of Cash Flows

For The Years Ended November 30, 2018 and 2017

	November 30, 2018	November 30, 2017
Cash Flows from Operating Activities:
Net Income (Loss)	$225,684	$(19,591)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,727	13,193
Changes in Operating Assets and Liabilities:
Accounts receivable	127,678	19,159
Inventory Prepaid	(101,448)	79,318
expenses	229	(571)
Other assets	-	(555)
Accounts payable and accrued expenses	20,878	(66,729)

Total Adjustments	55,064	43,815
Net cash provided by operating activities	280,748	24,224

Cash Flows from Financing Activities:
Stockholders’ distribution	(143,500)	(178,721)

Net cash used in financing activities	(143,500)	(178,721)
Net change in cash and cash equivalents	137,248	(154,497)

Cash and Cash Equivalents, Beginning of Period	840,648	995,145

Cash and Cash Equivalents, End of Period	$977,896	$840,648

Supplemental disclosures:

Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to the financial statements

F-5

Specialty Microwave Corporation

Notes To Financial Statements

For The Fiscal Years Ended November 30, 2018 and 2017

(1) Organization and Business Description

Specialty Microwave Corporation ("Specialty") was incorporated under the laws of the State of New York in October 1979 as a "C" corporation. The corporation elected "S" corporation tax status for the fiscal year beginning December 1, 1987 and the same election was made for New York State beginning December 1, 1993.

Specialty designs and manufactures passive microwave components and related subsystems that meet individual customer specifications . The Company has both domestic and international customers for use in satellite communication ground networks.

(2) Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared using the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts ofr evenues and expenses for the periods presented. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of November 30, 2018 and 2017, the Company's cash and cash equivalents were deposited primarily in one financial institution.

Receivables

Trade accounts receivables are recorded at the net invoice value and are not interest bearing. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change in the future. An allowance of $0 has been recorded at November 30, 2018 and 2017, respectively.

F-6

Specialty Microwave Corporation

Notes To Financial Statements

For The Fiscal Years Ended November 30, 2018 and 2017

Inventory

Inventory, which consists primarily of raw materials is stated at the lower of cost (first-in, first-out basis) or market (net realizable value). Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs. Inventory costs include material, labor and overhead.

Inventory quantities and related values are analyzed at the end of each fiscal quarter to determine those items that are slow moving or obsolete. An inventory reserve is recorded for those items determined to be slow moving with a corresponding charge to cost of goods sold. Inventory items that are determined obsolete are written off currently with a corresponding charge to cost of goods sold.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the accelerated depreciation method for financial statement and tax purposes. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Estimated useful lives of the property and equipment are as follows:

Machinery and Equipment	5-7 years
Vehicles	5 years
Computers	5 years
Telephone System	5 years
Leasehold Improvements	5-7 years
Furniture and Fixtures	5-7 years

Long-lived assets

Long-lived assets, such as property, plant, and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and would no longer be depreciated. The depreciable basis of assets that are impaired and continue in use is their respective fair values.

F-7

Specialty Microwave Corporation

Notes To Financial Statements

For The Fiscal Years Ended November 30, 2018 and 2017

Revenue Recognition

Revenues and costs of revenues are recognized during the period in which the products are shipped. The Company applies the provisions of FASB Accounting Standards Codification (" ASC") 605-10, Revenue Recognition in Financial Statements ASC 605-10, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. ASC 605-10 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue for sale of products when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable, and (iv) the collectability is reasonably assured.

The Company's sources of revenue are from the sale of various component amplifiers . Revenue is recognized upon shipment of such products. The Company offers a 100 % satisfaction guarantee against defects for 90 days after the sale of their product except for a few circumstances. There are no maintenance or service contracts related to any product sale.

Income Taxes

The corporation elected S Corporation tax status for the fiscal year beginning December 1, 1987. The same election was made for New York State beginning December 1, 1993. S-corporations are pass through entities where the income , deductions and credits of the corporation pass through to its owners. S-corporation tax rates are the same as the shareholders personal income tax rates. Prior to these election dates, the corporation was taxed as a C Corporation.

Earnings Per Share

Basic earnings (loss) per share ("EPS") are determined by dividing the net earnings (loss) by the number of shares of common shares outstanding during the period. Diluted EPS is determined by dividing net earnings (loss) by the weighted average number of common shares used in the basic EPS calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding under the treasury stock method. As of November 30, 2018 and 2017, there are no potentially dilutive securities.

F-8

Specialty Microwave Corporation

Notes To Financial Statements

For The Fiscal Years Ended November 30, 2018 and 2017

Fair Value of Assets and Liabilities

The Company complies with the provisions of ASC 820-10, "Fair Value Measurements and Disclosures." ASC 820-10 relates to financial assets and financial liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (I) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1. Unadjusted quoted prices in active markets that are accessible at the measurement date for identical , unrestricted assets or liabilities. Cash and cash equivalents are valued using inputs in Level 1.

Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3. Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.

Concentration of Credit Risk

Financial instruments that potentially subject the company to concentration of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Therefore, management does not believe significant credit risks exist at November 30, 2018 and 2017. Sales to the Company's two largest customers represented approximately 31% and 28% of total sales for the year ended November 30, 2018. Sales to the Company's five largest customers represented approximately 19%, 15%, 10%, 10 % and 10% of total sales for the year ended November 30, 2017.

F-9

Specialty Microwave Corporation

Notes To Financial Statements

For The Fiscal Years Ended November 30, 2018 and 2017

Recent Accounting Pronouncements

On December 1, 2018, we adopted the new accounting standard ASC 606, Revenue from Contracts with Customers, and all of the related amendments using the modified retrospective method. No restatement of prior periods was deemed necessary and continues to be reported under the accounting standards in effect for those periods.

We will be adopting ASU No. 2016-02, "Leases (Topic 842)," which requires leases with durations greater than twelve months to be recognized on the balance sheet. We will be adopting this standard using the modified retrospective approach with an effective date as of the beginning of January 2019. Prior year financial statements were not restated under the new standard. We lease property and equipment under finance and operating leases.

For leases with terms greater than 12 months, we record the related asset and obligation at the present value of lease payments over the lease term. Many of our leases include rental escalation clauses, renewal options and/or termination options that are factored into our determination of lease payments when appropriate. When available, we use the rate implicit in the lease to discount lease payments to present value; however, most of our leases do not provide a readily determinable implicit rate. Therefore , we must estimate our incremental borrowing rate to discount the lease payments based on information available at lease commencement.

We do not expect the adoption of these or other recently issued accounting pronouncements to have a significant impact on our results of operation, financial position or cash flow.

(3) Inventory

Inventory, which consists primarily of raw materials is stated at the lower of cost (first-in, first-out basis) or market (net realizable value). The inventory value at November 30, 2018 and 2017 was as follows:

	November 30, 2018	November 30, 2017

Raw Materials	$196,147	$164,597
Work-in Progress	119,924	31,711
Subtotal	$316,071	$196,308
Less: Reserve for Obsolescence	(111,305)	(92,990)

Total	$204,766	$103,318

F-10

Specialty Microwave Corporation

Notes To Financial Statements

For The Fiscal Years Ended November 30, 2018 and 2017

(4) Property and Equipment

Property and Equipment with estimated useful lives of five and seven years consisted of the following at November 30, 2018 and 2017:

	November 30,	November 30,
	2018	2017
Machinery and Equipment	$273,189	$273,189
Vehicles	92,374	92,374
Computers	19,320	19,320
Telephone System	8,413	8,413
Leasehold Improvements	44,696	44,696
Furniture and Fixtures	34,656	34,656
Subtotal	472,648	472,648
Less: Accumulated Depreciation	(454,836)	(447,109)
Total	$17,812	$25,539

Depreciation expense for the years ended November 30, 2018 and 2017 were $7,727 and $13,193 respectively.

(5) Income Taxes

The corporation elected S Corporation tax status for the fiscal year beginning December 1, 1987 . The same election was made for New York State beginning December 1, 1993. S-corporations are pass through entities where the income, deductions and credits of the corporation pass through to its owners. S-corporation tax rates are the same as the shareholders personal income tax rates. Prior to these election dates, the corporation was taxed as a C Corporation. Tax expense relates to New York State franchise tax.

(6) Stockholders' Equity

The Company has authorized 200 shares of common stock with no par value. 100 shares are issued and outstanding as of November 30, 2018 and 2017, respectively. Mr. Faber is 100% stockholder and president of the Company.

(7) Related Party Transactions

Mr. Faber, 100 % stockholder and president of Specialty Microwave Corporation, along with his wife, own the building rented to the corporation. Total lease payments made to Mr. and Mrs. Faber for the fiscal years 2018 and 2017 were $66,000 per year.

Stockholder distributions for the years ended November 30, 2018 and 2017 were $143,500 and $178,721, respectively.

F-11

Specialty Microwave Corporation

Notes To Financial Statements

For The Fiscal Years Ended November 30, 2018 and 2017

(8) Commitments and Contingencies:

The company rents its office and manufacturing space under a lease that allows for automatic one year renewals at the same rent. Mr. Faber, the 100% stockholder and president of Specialty Microwave Corporation, along with his wife, own and rent the building to the corporation.

Rent expense for November 30, 2018 and 2017 were $66,000 per year.

(9) Subsequent events

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report.

On May 9, 2019, the Company signed an asset purchase agreement to sell the business assets of Specialty Microwave Corp. (Specialty) to Amplitech Group, Inc.

The purchase will include all business assets of Specialty, including all inventory, orders, customers , fixed assets, and all intellectual property. The assets will also include Specialty's workforce. The transactions are conditional on completion of satisfactory due diligence and the execution of a lease agreement of the premises and all related definitive agreements. The total consideration shall be $850,000 plus the lower of cost or market value of inventory. The consideration for the above will be financed through a combination of cash on hand and promissory notes with a 6% interest rate and no prepayment penalties.

F-12